Exhibit 99.1

                                                                                                                                Press Contact:

                                                                                                                                Barry Holt

                                                                                                                                203-517-3110

                                                                                                                                bholt@informationsg.com

                                                                                                                                Investor Contact:

                                                                                                                                Frank Martell

                                                                                                                                203-517-3104

                                                                                                                                fmartell@informationsg.com

ISG Completes Acquisition of TPI,

The Global Leader in Sourcing Advisory Services

First Step in Building World Class Information-Based

Services Company

STAMFORD, CT, November 16, 2007 — Information Services Group, Inc. (ISG) (AMEX: III.U, III, III.WS) announced today that it has completed its acquisition of TPI, the largest independent sourcing advisory firm in the world, focusing on the design, implementation and management of sourcing strategies for major corporate and government clients. The transaction was approved by ISG stockholders on November 13, 2007.

With the completion of the acquisition, Michael P. Connors, Chairman and Chief Executive Officer of ISG, will take on the additional responsibilities of Chairman and CEO of TPI. Ed Glotzbach, previously President and Chief Executive Officer of TPI, will join ISG as Vice Chairman. In his new role, Glotzbach will report directly to Connors and assist ISG with the transition and future expansion of the company.

“This is an exciting and historic day for ISG,” said Connors.  “TPI is the clear market leader in a major global industry. TPI provides the right platform for us as we execute our strategy to build ISG into a premier global information-based services company. Ed Glotzbach has been a great partner throughout the past several months and I welcome him and the entire TPI team to ISG.”

About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, the company acquired TPI, the largest independent sourcing advisory firm in the world. Based in Stamford, Conn., ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of Information Services Group, Inc. (ISG), is the founder and innovator of the sourcing advisory industry, and the largest sourcing advisory firm in the world. We are expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of outsourcing, offshoring, shared services and internal service optimization. For additional information, visit www.tpi.net.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the proposed acquisition of TPI and other future events and their potential effects on ISG and TPI.  The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those factors include, without limitation: (1) the ability to successfully combine the businesses of ISG and TPI; (2) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) diversion of management time on acquisition related issues; (5) reaction of TPI clients to the transaction; (6) retention of key employees following closing; (7) general economic conditions such as inflation; and (8) general political and social conditions such as war, political unrest and terrorism.  The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) ability to achieve the cost reduction and productivity improvements contemplated by the “Value Creation Plan” ISG intends to initiate after closing.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and ISG’s definitive proxy statement.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.